Exhibit 11

EMCOR Group, Inc. and Subsidiaries


Computation of Earnings Per Common Share and Common Equivalent Share for the three and six month periods ended June 30, 1997.

                                            Three Months       Six Months Ended
PRIMARY                                  Ended June 30, 1997     June 30, 1997
----------------------------------------  ------------------  ------------------

Net Income                                   $893,000            $1,149,000
                                          ==================  ==================

Weighted average number of common
  shares outstanding                        9,535,697             9,525,224

Add - common equivalent shares using
  the treasury stock method                   485,136               497,289
                                          ------------------  ------------------

Weighted average number of shares used
  in calculation of primary
  income per common and
  common equivalent share                  10,020,833            10,022,513
                                          ==================  ==================

Primary net income per common and
common equivalent share                         $0.09                 $0.11
                                          ==================  ==================



FULLY DILUTED
----------------------------------------

Net Income                                   $893,000            $1,149,000
                                          ==================  ==================

Weighted average number of shares used
  in calculating primary income
  per share                                10,020,833            10,022,513

Shares issuable upon exercise of stock
  options included in primary
  calculation above                          (485,136)             (497,289)

Shares issuable upon exercise of stock
  options at period end market price          540,485               540,485

                                          ------------------  ------------------

Weighted average number of shares used
  in calculation of fully diluted
  income per common and common
  equivalent share                         10,076,182            10,065,709
                                          ==================  ==================

Fully diluted net income per common
  and common equivalent share                   $0.09                 $0.11
                                          ==================  ==================